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                                                                      EXHIBIT 6

                           DELEGATION OF TRUSTEE POWERS
                  FOR SHARES OF SUNRISE RESOURCES, INC. HELD BY
               RUSSELL S. KING STOCK TRUST DATED NOVEMBER 11, 1989

Pursuant to Article 8, Section D of the Russell S. King Stock Trust, dated November 11, 1989 (the "Trust"), I hereby delegate to my co-trustee, Stephen
D. Higgins, all of my rights, powers and authority as a trustee with respect to the shares of Sunrise Resources, Inc. held by the Trust.



Date:  9/10/97                          By:  Russell S. King
                                            ---------------------------------
                                             Russell S. King